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                                                                     EXHIBIT 4.4


                          WAIVER AND CONSENT AGREEMENT


               WAIVER AND CONSENT AGREEMENT, dated as of December 29, 2000, among Mercury Air Group, Inc., a New York corporation (the "Company"), J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF"), and each of the corporations which are signatories hereto listed as Guarantors (each a "Guarantor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Purchase Agreement referred to below.

                              W I T N E S S E T H :

               WHEREAS, the Company and WMF are parties to a Securities Purchase Agreement, dated as of September 10, 1999 (as amended, modified or supplemented through the date hereof, the "Purchase Agreement"); and

               WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;

               WHEREAS, the Guarantors are parties to the Guaranty.

               NOW, THEREFORE, it is agreed:

               1. Section 8.2 of the Purchase Agreement obligates the Company to preserve and maintain in full force and effect its corporate existence and
Section 9.1 of the Purchase Agreement prohibits the Company from directly or indirectly entering into any transaction, merger or consolidation. The Company has advised WMF that (a) on October 25, 2000, it caused Mercury Air Group, Inc., a Delaware corporation ("Mercury-Delaware"), to be incorporated as a wholly-owned subsidiary of the Company and (b) it wishes to merge the Company with and into Mercury-Delaware pursuant to and in accordance with Section 252 of the Delaware General Corporation Law and Section 907 of the New York Business Corporation Law (the "Merger"), with Mercury-Delaware as the "Surviving Corporation". WMF hereby consents to the Merger, subject to the satisfaction of each of the conditions set forth below, each in form and substance satisfactory to WMF:

        (a) delivery to WMF of original counterpart signature pages to this Waiver and Consent Agreement, duly executed and delivered by WMF, the Company, and each of the Guarantors;

        (b) delivery to WMF of a duly certified copy of the agreement and plan of merger with respect to the Merger, evidence of its due adoption by the Board of Directors and the stockholders of the Company and of filing the same with the Secretary of States of Delaware and New York;



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        (c) Mercury-Delaware shall have executed and delivered to WMF an assumption agreement, substantially in the form attached hereto as Exhibit A (the "Assumption Agreement"), pursuant to which it assumes all of the obligations of the Company under the Purchase Agreement, the Note and the Warrant;

        (d) delivery to WMF of a legal opinion of counsel to the Borrower and Mercury-Delaware addressed to WMF;

        (e) Mercury-Delaware shall have delivered to WMF (i) an incumbency certificate, signed by its duly authorized officer and giving the name and bearing the signature of each individual who shall be authorized to sign this Waiver and Consent Agreement and the documents required hereby to which it is a party, (ii) certified true and complete copies of its Certificate of Incorporation and By-laws, (iii) Board of Directors resolutions, or other documents evidencing authorization of the transactions contemplated by this Waiver and Consent Agreement, and (iv) certificates evidencing that it shall have qualified to do business as a foreign corporation in all jurisdictions where such qualification is necessary;

        (f) delivery to WMF of a copy, certified by an officer of the Company to be a true, complete and correct copy of a consent and waiver from the holders of the Senior Indebtedness consenting to the Merger and waiving any default under the Senior Credit Documents arising as a result thereof;

        (g) the Company shall have paid all fees and expenses of WMF's special counsel in connection with the transactions contemplated by this Waiver and Consent Agreement; and

        (h) all proceedings in connection with the Merger shall be reasonably satisfactory in substance and form to WMF and its counsel and WMF and its counsel have received all information and such documentation as they may have reasonably requested.

               2. Sections 8.1(j) and 9.16 of the Purchase Agreement prohibit the Company from directly or indirectly establishing, creating or acquiring a new subsidiary, unless such subsidiary has agreed to guaranty all of the obligations of the Company with respect to the Note, in form and substance reasonably satisfactory to WMF, and Section 9.6 of the Purchase Agreement prohibits disposition of any assets by the Company unless permitted by said
Section 9.6. The Company has advised WMF that (a) on October 27, 2000, it caused Mercfuel, Inc., a Delaware corporation ("Mercfuel") to be incorporated as a wholly-owned subsidiary of the Company and (b) it wishes to transfer certain assets related to its commercial refueling business, as more fully described under Schedule 1 hereto, to Mercfuel (the "Mercfuel Asset Transfer"). WMF hereby consents to the formation of Mercfuel and to the Mercfuel Asset Transfer, subject to the satisfaction of each of the conditions set forth below, each in form and substance satisfactory to WMF:



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        (a) delivery to WMF of original counterpart signature pages of this
Waiver and Consent Agreement, duly executed and delivered by WMF, the Company, and each of the Guarantors;

        (b) Mercfuel shall have signed and delivered to WMF the Subsidiary Guaranty Joinder Agreement, substantially in the form attached hereto as Exhibit B;

        (c) delivery to WMF of a legal opinion of counsel to Mercfuel addressed to WMF;

        (d) Mercfuel shall have delivered to WMF (i) an incumbency certificate, signed by its duly authorized officer and giving the name and bearing the signature of each individual who shall be authorized to sign this Waiver and Consent Agreement and the Subsidiary Guaranty Joinder Agreement, (ii) certified, true and complete copies of its Certificate of Incorporation and By-laws, (iii) Board of Directors resolutions or other documents evidencing authorization of the transactions contemplated by this Waiver and Consent Agreement, and (iv) certificates evidencing that it shall have qualified to do business as a foreign corporation in all jurisdictions where such qualification is necessary;

        (e) delivery to WMF of a copy, certified by an officer of the Company to be a true, complete and correct copy of a consent and waiver from the holders of the Senior Indebtedness consenting to the Mercfuel Asset Transfer and waiving any default under the Senior Credit Documents arising as a result thereof; and

        (f) all proceedings in connection with the Mercfuel Asset Transfer shall be reasonably satisfactory in substance and form to WMF and its counsel and WMF and its counsel shall have received all information and such documents as they may have reasonably requested.

               3. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Waiver and Consent Agreement and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver and Consent Agreement. The Company and each of the Guarantors hereby acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver and Consent Agreement.

               4. This Waiver and Consent Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

               5. In order to induce WMF to enter into this Waiver and Consent Agreement, the Company hereby represents and warrants that no default under any of the Transaction Documents or Event of Default exists or will exist as of the date hereof or on



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the respective dates upon which the provisions of Sections 1 and 2 of this
Waiver and Consent become effective in accordance with the provisions of Section 8 below..

               6. This Waiver and Consent Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to WMF.

               7. THIS WAIVER AND CONSENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

               8. This Waiver and Consent Agreement shall become effective when
(a) each of the Company, the Guarantors and WMF shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to WMF at its address listed in the Purchase Agreement, and (b) with respect to the consent set forth in Section 1 hereof, on the date when each of the conditions set forth in Section 1 hereof shall have been satisfied, and with respect to the consent set forth in Section 2 hereof, on the date each of the conditions set forth in Section 2 hereof shall have been satisfied.

               9. The Company will pay all expenses of WMF (including fees, charges and disbursements of counsel) in connection with this Waiver and Consent Agreement.

               10. From and after the effective date of this Waiver and Consent Agreement, all references in the Purchase Agreement and each of the other Transaction Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Waiver and Consent Agreement.

                           [INTENTIONALLY LEFT BLANK]



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               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver and Consent Agreement to be duly executed and delivered as of the date first above written.


                                        MERCURY AIR GROUP, INC.
                                        (A NEW YORK CORPORATION)

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        J.H. WHITNEY MEZZANINE FUND, L.P.

                                        By: Whitney GP, L.L.C.
                                            Its General Partner

                                        By
                                            ------------------------------------
                                            Name:
                                            A Managing Director

GUARANTORS:

MERCFUEL, INC.

By:
    ------------------------------------
Name:
Title:

MAYTAG AIRCRAFT CORPORATION

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

MERCURY AIR CARGO, INC.

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

AEG FINANCE CORPORATION

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------



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MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

HERMES AVIATION, INC.

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

VULCAN AVIATION, INC.

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

RPA AIRLINE AUTOMATION SERVICES, INC.
(F/K/A RENE PEREZ AND ASSOCIATES, INC.)

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

MERCURY ACCEPTANCE CORPORATION

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

EXCEL CARGO, INC.

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                [SIGNATURE PAGE TO WAIVER AND CONSENT AGREEMENT]



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